EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-99936 and No. 333-74658) pertaining to the Pediatric Services of America, Inc. Employee Stock Purchase Plan of our report dated February 2, 2006, with respect to the financial statements of the Pediatric Services of America, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Atlanta, Georgia February 8, 2006	/s/ Ernst & Young LLP
Ernst & Young LLP